SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                               MARKEL CORPORATION
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

( ) $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                                 [MARKEL LOGO]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


TO THE SHAREHOLDERS OF MARKEL CORPORATION:
     Notice is hereby given that the 1995 Annual Meeting of Shareholders of Markel Corporation (the "Company") will be held at the Jefferson Hotel, Franklin & Adams Streets, Richmond, Virginia, on Wednesday, May 17, 1995, starting at 4:30 p.m.
     The purposes for which the meeting is being held are:
     1. To elect a Board of Directors consisting of eight persons to serve for the ensuing year;
     2. To ratify or reject the selection by the Board of Directors of KPMG Peat Marwick, LLP as the Company's independent auditors for the year ending December 31, 1995; and
     3. To transact such other business as may properly come before the meeting. It is important that your shares be represented and voted. Shareholders, whether or not they expect to attend the meeting in person, are requested to date, sign and return the accompanying proxy card in the envelope provided, on which no postage is needed if mailed in the United States.
     A copy of the Company's Annual Report to Shareholders for the year ended December 31, 1994 is being mailed to you with this Notice and the Proxy Statement.
     You are cordially invited to attend the meeting.
                                          By Order of the Board of Directors
                                          Leslie A. Grandis
                                          SECRETARY
April 6, 1995

                                 [MARKEL LOGO]


                                 4551 Cox Road
                           Glen Allen, Virginia 23060
                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 17, 1995
     The accompanying proxy is solicited by and on behalf of the Board of Directors of Markel Corporation (the "Company") for use at the Annual Meeting of Shareholders of the Company to be held May 17, 1995, or any adjournments thereof, for the purposes set forth in this Proxy Statement and the attached Notice of Annual Meeting of Shareholders. This Proxy Statement and the related form of proxy are first being mailed to the shareholders of the Company on or about April 6, 1995. The Board of Directors has fixed the close of business on March 31, 1995, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and any adjournments thereof. Each holder of record of the Company's Common Stock, no par value (the "Common Stock"), on the record date will be entitled to one vote for each share then registered in his or her name with respect to each matter properly brought before the meeting. As of the close of business on the record date, 5,388,076 shares of Common Stock were outstanding and entitled to vote at the meeting.
     If sufficient proxies are not returned in response to this solicitation, supplementary solicitations may also be made by mail or by telephone, telegraph or personal interview by directors, officers and regular employees of the Company, none of whom will receive additional compensation for these services. The Company reserves the right to retain an outside proxy solicitation firm to assist in the solicitation of proxies, but at this time does not have plans to do so. Costs of solicitation of proxies will be borne by the Company, which will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in forwarding proxy materials to the beneficial owners of shares held by them.
     The shares represented by all properly executed proxies received by the Secretary of the Company and not revoked as herein provided will be voted as set forth herein, unless the shareholder directs otherwise in the proxy, in which event such shares will be voted in accordance with such directions. Any proxy may be revoked at any time before the shares to which it relates are voted, either by written notice (which may be in the form of a substitute proxy bearing a later date delivered to the secretary of the meeting) or by attending the meeting and voting in person.
April 6, 1995

                             PRINCIPAL SHAREHOLDERS
     The following table and footnotes set forth information with respect to beneficial ownership of equity securities of the Company as of January 31, 1995, by (i) each director; (ii) each executive officer named in the Summary Compensation Table; (iii) each person known to the Company to be the beneficial owner of more than 5% of its outstanding Common Stock and (iv) all directors and executive officers as a group. Except as otherwise indicated, each of the persons named below has sole voting and investment power with respect to the shares of Common Stock beneficially owned by that person.

                                                                    AMOUNT AND NATURE OF
                                                                    BENEFICIAL OWNERSHIP
                                                                     COMMON
                             NAME                                     STOCK        PERCENT
Anthony F. Markel..............................................       434,6791       8.02%
  4551 Cox Road
    Glen Allen, VA 23060
Gary L. Markel.................................................       358,4842       6.65%
  9700 Ninth Street North
    St. Petersburg, FL 33702
Steven A. Markel...............................................       536,5003       9.90%
  4551 Cox Road
    Glen Allen, VA 23060
Alan I. Kirshner...............................................       189,1914       3.48%
Leslie A. Grandis..............................................        15,6005       *
Stewart M. Kasen...............................................         8,7036       *
Darrell D. Martin..............................................        70,2337       1.30%
V. Prem Watsa..................................................         6,0008       *
All directors and executive officers as a group................     1,619,3909      29.23%

     * Less than 1% of class.
     1 Includes 31,216 shares represented by options granted under the Company's 1986 Stock Option Plan which may be exercised within sixty days of January 31, 1995. Excludes 6,000 shares held by Mr. Markel's wife as to which shares he disclaims beneficial ownership. Excludes 63,000 shares held as co-trustee for the benefit of Mr. Kirshner's children as to which he disclaims beneficial ownership.
     2 Includes 6,000 shares represented by options granted under the Company's Stock Option Plan for Non-Employee Directors which may be exercised within sixty days of January 31, 1995. Excludes 25,000 shares held as co-trustee for the benefit of Mr. Anthony F. Markel's children as to which he disclaims beneficial ownership.
     3 Includes 31,216 shares represented by options granted under the Company's 1986 Stock Option Plan which may be exercised within sixty days of January 31, 1995. Excludes 114,726 shares held as co-trustee for the benefit of the Estate of Lewis C. Markel as to which he disclaims beneficial ownership. Excludes 27,000 shares held as executor of the Estate of Stanley B. Markel as to which he disclaims beneficial ownership. Also excludes 89,500 shares held as co-trustee for the benefit of Mr. Kirshner's children as to which he disclaims beneficial
                                       2
ownership. Excludes 25,000 shares held as co-trustee for the benefit of Mr. Anthony F. Markel's children as to which he disclaims beneficial ownership. Includes 1,000 shares owned by Steven Markel's minor children.
     4 Includes 42,000 shares represented by options granted under the Company's 1986 Stock Option Plan which may be exercised within sixty days of January 31, 1995. Excludes 136 shares held by Mr. Kirshner's wife as to which he disclaims beneficial ownership.
     5 Includes 6,000 shares represented by options granted under the Company's Stock Option Plan for Non-Employee Directors which may be exercised within sixty days of January 31, 1995. Excludes 400 shares held by Mr. Grandis' wife and 600 shares held by Mr. Grandis' children as to which shares he disclaims beneficial ownership.
     6 Includes 6,000 shares represented by options granted under the Company's Stock Option Plan for Non-Employee Directors which may be exercised within sixty days of January 31, 1995.
     7 Includes 24,000 shares represented by options granted under the Company's 1986 Stock Option Plan which may be exercised within sixty days of January 31, 1995.
     8 Includes 6,000 shares represented by options granted under the Company's Stock Option Plan for Non-Employee Directors which may be exercised within sixty days of January 31, 1995. Excludes 10,000 shares owned by Fairfax Financial Holdings Limited or its subsidiaries of which Mr. Watsa is the Chairman of the Board, as to which he disclaims beneficial ownership.
     9 Includes 152,432 shares represented by options granted under the Company's 1986 Stock Option Plan and the Company's Stock Option Plan for Non-Employee Directors which may be exercised within sixty days of January 31, 1995. Excludes 273,362 shares as to which beneficial ownership is disclaimed.
                             ELECTION OF DIRECTORS
NOMINEES
     A board of eight directors is to be elected at the meeting to serve until the next annual meeting of shareholders and the election and qualification of their successors. The Company's Board of Directors presently consists of the eight directors who are named below as nominees, all of whom were elected at the 1994 annual meeting of shareholders.
     Each of the nominees has consented to his being named as a nominee in this Proxy Statement, has agreed to serve if elected, and has furnished to the Company the information set forth in the table on the following page with respect to his age as of January 31, 1995 and his principal occupation or employment.
     It is expected that each of the nominees will be able to serve, but in the event that any such nominee is unable to serve for any reason (which event is not now anticipated), the proxies reserve discretion to vote or refrain from voting for a substitute nominee or nominees.
     Shareholders may withhold authority to vote for any of the nominees on the accompanying proxy. In the election of directors, those receiving the greatest number of votes will be elected even if they do not receive a majority. Abstentions and broker non-votes will count towards a quorum but will have no effect on any action taken at the meeting.
                                       3

                    NAME, AGE, POSITIONS WITH THE COMPANY
                      OR PRINCIPAL OCCUPATION FOR PAST                           DIRECTOR
                      FIVE YEARS, AND OTHER INFORMATION                           SINCE
ALAN I. KIRSHNER, 59                                                               1978
  Chairman of the Board of Directors and Chief Executive Officer since
  September 1986. President from 1979 to March 1992.
ANTHONY F. MARKEL, 52                                                              1978
  President and Chief Operating Officer since March 1992. Executive Vice
  President from 1979 to March 1992.
STEVEN A. MARKEL, 46                                                               1978
  Vice Chairman since March 1992. Treasurer from October 1986 to August 1993.
  Executive Vice President from October 1986 to March 1992. Director of
  Fairfax Financial Holdings Limited; Morden & Helwig Group, Inc.; AVEMCO
  Corporation
DARRELL D. MARTIN, 46                                                              1991
  Executive Vice President and Chief Financial Officer since March 1992.
  Chief Financial Officer since 1988. Partner, KPMG Peat Marwick from 1984 to
  1988.
LESLIE A. GRANDIS, 50                                                              1987
  Secretary since February 1989. Partner, McGuire, Woods, Battle & Boothe,
  LLP, Richmond, Virginia, attorneys-at-law, since 1974. Director of
  Cornerstone Realty Income Trust, Inc.; CSX Trade Receivables Corporation.
STEWART M. KASEN, 51                                                               1987
  Chairman since January 1994 and President and Chief Executive Officer, Best
  Products Co., Inc., Richmond, since June, 1991; President and Chief
  Operating Officer, Best Products Co., Inc. from October 1989 to June, 1991.
  Director of Best Products Co., Inc; Spreckles, Inc. Best Products, Inc.
  filed a petition in bankruptcy on January 4, 1991 and successfully reorganized and emerged from bankruptcy proceedings on June 14, 1994.
GARY L. MARKEL, 48                                                                 1978
  President, Gary Markel & Associates, Inc., Tampa, Florida, an independent insurance agency since December 1984. President, Gary Markel Safety
  Services, Inc., an independent loss control service company since May 1985.
  President, Gary Markel Surplus Lines Brokerage, Inc.
V. PREM WATSA, 44                                                                  1987
  Partner, Hamblin, Watsa Investment Counsel Limited, Toronto, Canada,
  investment advisors, since September 1984. Chairman and Chief Executive
  Officer, Fairfax Financial Holdings Limited, Toronto, Canada, since
  September 1985. Director of Fairfax Financial Holdings Limited; Morden &
  Helwig Group, Inc.; FCA International.

                                       4

COMMITTEES OF THE BOARD OF DIRECTORS AND MEETING ATTENDANCE
     The Board of Directors has a Compensation Committee and an Audit Committee. The Company does not have a nominating committee.
     Messrs. Grandis, Kasen and Watsa are members of the Audit Committee of which Mr. Watsa is Chairman. The Audit Committee has responsibility for recommending to the Board of Directors the firm of independent auditors to be engaged by the Company; reviewing with the Company's independent auditors the scope and results of their audits and their independence with respect thereto; reviewing with the independent auditors and management the Company's accounting and reporting principles, policies and practices; and reviewing the adequacy of the Company's accounting and financial controls.
     During 1994 the Board of Directors held four meetings, and there were two meetings of the Compensation Committee and two meetings of the Audit Committee. All directors attended seventy-five percent or more of the aggregate of the number of meetings of the Board of Directors and the total number of meetings of the Committees of the Board on which they served except Mr. Watsa who was unable to attend one Board Meeting and Committee Meetings which were held on the same day as the Board Meeting.
COMPENSATION OF DIRECTORS
     Each non-employee director received for services as a director during 1994 an annual fee of $6,000, plus $1,000 for each director's meeting attended and reimbursement of expenses incurred in connection with attending meetings. Non-employee directors are also eligible to participate, up to the total amount of fees received by the director, in the Company's Employee Stock Purchase and Bonus Plan (the "Stock Plan"). Under this plan amounts specified by a director are withheld from a director's fees and forwarded to an independent administrator who purchases shares of the Company's Common Stock on behalf of the director participant. In addition the Company provides a "bonus" of one share for every ten share net increase in shares owned under the plan in a calendar year. For the year ended 1994, Mr. Kasen received 27 bonus shares under the plan at a pre-tax cost to the Company of $1,215.
     Based upon recommendations of management after surveying other companies, the Board of Directors approved increasing non-employee director compensation for 1995. For 1995, non-employee directors will receive an annual fee of $10,000, and a meeting fee of $1,250 for each meeting attended. Directors will also continue to receive expense reimbursement and may continue to participate in the Stock Plan.
NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
     The Company maintains a Stock Option Plan for Non-Employee Directors (the "Directors Plan") which provides for one-time automatic awards to existing and future directors (who are not employees of the Company) of options to purchase 6,000 shares of the Company's Common Stock. The purpose of the Directors Plan is to attract and retain the services of experienced and qualified outside directors of the Company who are not eligible to participate in the Company's employee benefit plans in a way that enhances the identification of directors' interests with those of the shareholders. The grantees of options under the Directors Plan are not entitled to receive option grants under the Company's 1986 Stock Option Plan. Presently, four persons are eligible to participate in the Directors Plan. No options were granted pursuant to the Directors Plan during the fiscal year ended December 31, 1994.
FAMILY RELATIONSHIPS
     Anthony and Gary Markel are brothers, and Steven Markel is their first cousin.
                                       5

                             EXECUTIVE COMPENSATION
     The following table provides compensation information for the Company's Chief Executive Officer and all other executive officers.
                           SUMMARY COMPENSATION TABLE

                                                                                 LONG TERM
                                                                                COMPENSATION
                                                                                   AWARDS
     NAME AND                             ANNUAL COMPENSATION(1)                 SECURITIES
    PRINCIPAL                   SALARY                      OTHER ANNUAL         UNDERLYING           ALL OTHER
     POSITION         YEAR        ($)       BONUS ($)    COMPENSATION ($)(2)    OPTIONS (#)      COMPENSATION ($)(3)
Alan I. Kirshner      1994     $ 297,500    $  93,000               --                 --             $ 104,621
Chairman and          1993     $ 276,250    $ 147,500               --                 --             $  93,383
CEO                   1992     $ 270,000    $ 175,500               --                 --             $  82,856
Anthony F. Markel     1994     $ 297,500    $  93,000          $   106             18,000             $  77,967
President             1993     $ 268,750    $ 147,500          $   707                 --             $  68,359
and COO               1992     $ 260,000    $ 169,000               --             24,000             $  59,839
Steven A. Markel      1994     $ 297,500    $  93,000          $13,173             18,000             $  64,691
Vice Chairman         1993     $ 268,750    $ 147,500          $10,260                 --             $  56,891
                      1992     $ 260,000    $ 169,000               --             24,000             $  49,462
Darrell D. Martin     1994     $ 212,000    $  66,300               --             10,000             $  23,642
Executive Vice        1993     $ 195,000    $ 105,000               --                 --             $  60,865
President & CFO       1992     $ 190,000    $ 123,500               --                 --             $  60,400

     (1) In accordance with applicable rules of the Securities and Exchange Commission, this table excludes all amounts paid under group life, health, hospitalization, medical reimbursement and relocation plans which do not discriminate in scope, terms or operation in favor of executive officers or directors. This table also excludes the value of perquisites because they do not exceed the lesser of $50,000 or 10% of salary and bonus for any executive officer.
     (2) Amounts shown in this column represent reimbursements during the year for taxes related to certain option exercises and for which the Company received a tax deduction.
     (3) Amounts shown in this column represent the Company's contributions under the Company's Retirement Savings (401k) Plan in the amount of $26,757 for Messrs. Kirshner, Steve and Anthony Markel, and $19,052 for Mr. Martin. In the case of Messrs. Kirshner and Steven and Anthony Markel, the amounts shown also include accruals of $77,864 for Mr. Kirshner, $37,934 for Steven Markel and $51,210 for Anthony Markel pursuant to Employment Agreements which provide for supplemental retirement benefits. Also includes $4,590 for Mr. Martin representing the value of 102 shares awarded pursuant to the Company's Employee Stock Purchase and Bonus Plan (which provides for a one share bonus for every ten share net increase in shares owned by an employee in a calendar year). In accordance with applicable rules the information in this footnote relates only to 1994.
                                       6

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
     Messrs. Kasen, Gary Markel and Watsa are members of the Compensation Committee of which Mr. Kasen is Chairman. The Compensation Committee has responsibility for establishing and reviewing the compensation of executive officers, administering the 1986 Stock Option Plan and administering the 1993 Incentive Stock Plan.
     The Company's compensation packages for its executive officers consist of base salary, annual performance based bonuses, contributions to retirement plans and equity based compensation such as stock option grants or incentive stock or other awards.
     In general, base salary levels are set at the minimum levels believed by the Committee to be sufficient to attract and retain qualified executives when considered with other components of the Company's compensation structure. Effective as of October 31, 1994, the Committee established annual base salaries of $310,000 for each of Messrs. Kirshner and Anthony and Steven Markel and $221,000 for Mr. Martin. In establishing these salaries the Committee considered the annual rate of inflation and the Company's improvement in earnings from core operations. In establishing salaries, including Mr. Kirshner's salary as Chief Executive Officer, the Committee also considers years of service, level of experience and areas of responsibility.
     In addition to base salary, the Company has approved a bonus plan for executives in which cash bonuses are paid based on increases in the book value of the Company's Common Stock (the "Executive Bonus Plan"). The Committee believes that consistent increases in book value will enhance the value of the Company and will, over time, result in higher stock prices.
                       BONUS PLAN FOR EXECUTIVE OFFICERS
     Under the Executive Bonus Plan, executive bonuses, expressed as a percentage of base salary, are awarded based on a five year average of the compound growth in book value per share of Common Stock and Common Stock equivalents. Growth in book value for these purposes excludes, in the year of an applicable transaction, the impact of the issuance or redemption of capital shares. The five year average compound growth in book value per share for 1994 was 17% and accordingly, the Committee determined that a bonus of 20% of base salary was appropriate. The Committee also determined, in light of several additional factors, including certain accounting issues and the improvement in the Company's core operating earnings, that an additional discretionary bonus of 10% of base salary was warranted. Amounts paid as bonus for 1994 are included in the Summary Compensation Table.
                                       7

     The table below shows the level of bonus which will be paid under the Executive Bonus Plan for 1995 if goals for increased book value are met. The Committee will also retain discretionary authority to award bonuses outside the Plan to reward superior performance as determined by the Committee.

            FIVE YEAR AVERAGE
             COMPOUND GROWTH
              IN BOOK VALUE        BONUS AS % OF
                PER SHARE           BASE SALARY
                   15%                   0%
                   16%                  10%
                   17%                  20%
                   18%                  30%
                   19%                  40%
                   20%                  50%
                   21%                  60%
                   22%                  70%
                   23%                  80%
                   24%                  90%
                   25%                  100%
                   26%+            Discretionary

     In 1993 Executive bonuses were determined by reference to returns on equity. Due to changes in accounting rules which distorted return on equity calculations the Committee decided for 1994 to use growth in book value as a measure of executive performance. As originally proposed the Committee intended to phase in the change to book value per share over three years but the Committee decided in early 1995 to move immediately to the new measure for 1994 and subsequent years.
     The Committee has not historically made annual stock option grants to executive officers, but instead has attempted to equalize grants to persons holding similar positions of responsibility within the Company and has made grants from time to time to attract new officers. During 1992 and 1994, options for 24,000 shares and 18,000 shares, respectively were granted to each of Messrs. Anthony and Steven Markel to replace options, which, because of IRS regulations were limited to a five-year term and which would have expired if not exercised in 1992 and 1994 respectively. The options issued during 1992 and 1994 also have five-year terms. In addition, during 1994 the Committee awarded options for 10,000 shares to Mr. Martin, the Company's Executive Vice President and Chief Financial Officer. The Committee made this award in an effort to equalize grants as described above and in recognition of Mr. Martin's performance during the past year.
     The Committee expects to continue to utilize stock option grants and other incentive awards to compensate executive and other officers of the Company and its subsidiaries.
     Section 162(m) of the Internal Revenue Code of 1986, as amended, which was enacted in 1993, imposes a $1,000,000 limit on the amount of compensation that will be deductible by the Company with respect to the Chief Executive Officer and the four other most highly compensated executive officers. Performance based compensation that meets certain requirements will not be subject to the deduction limit. The Committee, with the assistance of the Company's legal counsel, has reviewed the impact of Section 162(m) on the Company and believes it is unlikely that the compensation paid to any executive officer during the fiscal year ending December 31, 1994 or 1995 will exceed the limit. The Committee will continue to monitor the impact of the Section 162(m) limit and to assess alternatives for avoiding any loss of tax deductions in future years.
                             COMPENSATION COMMITTEE
                Stewart M. Kasen, Gary L. Markel, V. Prem Watsa
                                       8

PERFORMANCE GRAPH
     The following graph compares the cumulative total return (based on share price) on the Company's Common Stock with the cumulative total return of companies included in the NASDAQ US Companies Index and the Dow Jones Property and Casualty Insurance Companies Index.



                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURNS


             [INSERT GRAPH AS DEFINED BY THE FOLLOWING DATA POINTS]


                                              Cumulative Total Return
                                 1989    1990     1991     1992    1993   1994
Markel Corp                       100      52       98      139     174    184
NASDAQ STOCK MRKT - US            100      85      136      159     181    177
DJ PROPERTY & CSLTY INS           100      96      119      145     146    154

EMPLOYMENT AGREEMENTS
     The Company has entered into employment agreements with Mr. Kirshner and Messrs. Anthony and Steven Markel which provide for the employment of those individuals as executive officers. Each agreement has an initial term of one year and is automatically renewed for additional terms of one year unless either party gives 60 days notice of non-renewal. If the Company chooses not to renew, the Company will be deemed to have terminated the executive's employment without cause. The agreements provide for a base annual salary, currently $310,000 for Messrs. Kirshner and Anthony and Steven Markel. Each executive has agreed to preserve the confidentiality of the Company's proprietary data and has also agreed not to compete with the Company for a period of two years following termination. In the event of an executive's death or disability, the Company will continue to pay base salary and benefits for twelve months. In the event the agreement is terminated by the Company for cause or voluntarily by the executive, the Company's obligations under the agreement will terminate. In the event the agreement is terminated by the Company without cause, the Company will pay the executive his base salary for twenty-four months from the date of termination. The agreements also provide for annual salary reviews, bonuses by the Board of Directors and certain additional benefits.
     The employment agreements also provide each executive with a supplemental retirement benefit pursuant to which the Company will set aside annually an amount equal to between 8% and 16% of the executive's base salary plus interest at the rate of 8% per annum on the amount set aside from the date of each installment of base salary. The supplemental retirement benefit is payable to the executive on the earliest of termination of the employment agreement, retirement or death. Amounts accrued for the year ended December 31, 1994, are included in the Summary Compensation Table in the All Other Compensation column.
     The Company has entered into a similar employment agreement with Mr. Martin at a current base annual salary of $221,000. The agreement with Mr. Martin does not provide for salary continuation in the event of termination due to death or for supplemental retirement benefits.
CERTAIN TRANSACTIONS
     The Board of Directors believes that all members of senior management should have significant holdings of the Company's Common Stock. To that end the Company loaned Mr. Martin $518,500 during 1992 to facilitate his purchase of 20,000 shares of the Company's Common Stock. The unsecured loan is full recourse, accrues interest at 8% annually and requires payments of $67,455 per year until 1999 at which time all remaining principal and interest becomes due and payable. The loan may be prepaid at any time. The largest aggregate amount outstanding during 1994 was $510,328. At February 20, 1995, the total outstanding balance of principal and interest was $408,227.
     On January 27, 1994, Anthony F. Markel exercised options for 18,000 shares with an exercise price of $19.135 per share. The Company purchased from Mr. Markel on the same date the 18,000 shares issued upon exercise at the then current market price of $40.75 per share.
     McGuire, Woods, Battle & Boothe, LLP, of which Leslie A. Grandis is a partner, provides legal services to the Company.
STOCK PLANS FOR EMPLOYEES
     The Company has in effect the 1986 Stock Option Plan and the 1993 Incentive Stock Plan under which a total of 510,000 and 100,000 shares of Common Stock, respectively, were reserved for issuance to employees of the Company and its consolidated or unconsolidated subsidiaries.
                                       10

     The following tables provide information concerning options granted during 1994 to individuals included in the Summary Compensation Table and information concerning options exercised and held by such individuals at December 31, 1994. This information is provided in accordance with applicable rules of the Securities and Exchange Commission and is not necessarily indicative of the value of options. No awards were made during 1994 under the 1993 Incentive Stock Plan.
                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                    POTENTIAL
                                                                                                   REALIZABLE
                                    INDIVIDUAL GRANTS                                           VALUE AT ASSUMED
                            NUMBER OF         % OF TOTAL                                         ANNUAL RATES OF
                           SECURITIES           OPTIONS                                            STOCK PRICE
                           UNDERLYING         GRANTED TO       EXERCISE OR                        APPRECIATION
                         OPTIONS GRANTED     EMPLOYEES IN       BASE PRICE      EXPIRATION      FOR OPTION TERM1
        NAME                   (#)            FISCAL YEAR         ($/SH)           DATE        5% ($)      10% ($)
Anthony F. Markel             11,025              24.0%            43.002         3-22-99      130,978     289,428
                               6,975              15.1%            47.303         3-22-99       52,871     153,115
Steven A. Markel              11,025              24.0%            43.002         3-22-99      130,978     289,428
                               6,975              15.1%            47.303         3-22-99       52,871     153,115
Darrell D. Martin             10,000              21.8%            41.754        11-14-04      262,564     665,387

1 Assumes the market price of the Common Stock appreciates in value from the date of grant to the end of the option term at the annualized rates shown. These amounts represent certain assumed rates of appreciation only.
2 Exercisable after September 23, 1994.
3 Exercise price set at 110% of fair market value of common stock on the date of grant. Exercisable beginning in 1997 at a rate of 2,325 shares per year.
4 Exercisable 20% annually beginning on the second anniversary of the date of grant.
     The following table provides information, as of December 31, 1994, concerning options held by the individuals included in the Summary Compensation Table.
                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                             NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                         SHARES                             UNDERLYING UNEXERCISED                 IN-THE-MONEY
                      ACQUIRED ON          VALUE             OPTIONS AT FY-END(#)             OPTIONS AT FY-END ($)2
       NAME           EXERCISE (#)     REALIZED ($)1     EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
Alan I. Kirshner             --                --           38,280            3,720          1,087,619         89,671
Anthony F. Markel        18,000           389,070           27,407           14,593            238,196         96,139
Steven A. Markel         18,000           447,570           27,407           14,593            238,196         96,139
Darrell D. Martin            --                --           24,000           10,000            651,000             --

1 Difference between fair market value and exercise price on date of exercise. 2 Difference between fair market value and exercise price at fiscal year end.
                                       11

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
     As noted earlier, the Members of the Compensation Committee are Messrs. Kasen, Watsa and Gary Markel. Hamblin, Watsa Investment Counsel Limited ("Hamblin, Watsa"), an investment advisory firm in Toronto, Canada, of which V. Prem Watsa is a partner, provides investment advisory services to the Company and several of its subsidiaries. The investment advisory agreements may be terminated by either party on thirty days' notice. Hamblin, Watsa was paid approximately $512,000 by the Company and its consolidated subsidiaries for services during 1994.
     Gary Markel & Associates, Inc. and Gary Markel Surplus Lines Brokerage, Inc., entities owned by Gary L. Markel, place insurance with the Company. During 1994, the Company paid approximately $344,231 in commissions on premium volume placed by entities owned by Gary Markel.
     Steven A. Markel is a director of Fairfax Financial Holdings Limited ("Fairfax") and, as a member of such Board, participates in establishing the compensation of Mr. Watsa, who is an executive officer of Fairfax.
                             SELECTION OF AUDITORS
     KPMG Peat Marwick, LLP, independent certified public accountants, has been selected by the Board of Directors as independent auditors of the Company for the current fiscal year, subject to ratification or rejection by the shareholders. Representatives of KPMG Peat Marwick, LLP, are expected to be present at the Annual Meeting of Shareholders and will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions from the shareholders. In the event the shareholders do not ratify the selection of KPMG Peat Marwick, LLP, the selection of other independent auditors will be considered by the Board of Directors.
                                 OTHER MATTERS
     The Board of Directors knows of no other matters which will be brought before the meeting. However, if any other matters are properly presented, or if any question arises as to whether any matter has been properly presented and is a proper subject for shareholder action, the persons named as proxies in the accompanying proxy intend to vote the shares represented by such proxy in accordance with their best judgment.
                     SHAREHOLDER PROPOSALS FOR 1995 MEETING
     Any shareholder desiring to make a proposal to be acted upon at the 1996 Annual Meeting of Shareholders must present the proposal to the Company at its principal executive offices in Glen Allen, Virginia, no later than December 9, 1995 in order for the proposal to be included in the Company's 1996 proxy materials. Any such proposal should meet the applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder.
                                          By order of the Board of Directors
                                          Leslie A. Grandis
                                          SECRETARY
April 6, 1995
                                       12

                               MARKEL CORPORATION
            PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
             ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 17, 1995
    The undersigned, having received the Annual Report to Shareholders and the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement dated April 6, 1995, hereby appoints Alan I. Kirshner, Anthony F. Markel and Steven A. Markel (each with power to act alone) as proxies, with full power of substitution, and hereby authorizes them to represent and vote, as directed below, all the shares of the Common Stock of Markel Corporation, held of record by the undersigned on March 31, 1995, at the Annual Meeting of Shareholders to be held on May 17, 1995, and any adjournment thereof.
       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.


    ELECTION OF DIRECTORS                   WITHHOLD AUTHORITY
1.  FOR all nominees listed (except as      to vote for all nominees listed ( )
    indicated to the contrary)


   Alan I. Kirshner, Anthony F. Markel, Steven A. Markel, Darrell D. Martin,
     Leslie A. Grandis, Stewart M. Kasen, Gary L. Markel and V. Prem Watsa.

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE WRITE THE
                  NOMINEE'S NAME ON THE LINE PROVIDED BELOW.)

2. To ratify or reject the selection by the Board of Directors of KPMG Peat Marwick, LLP, as the Company's independent auditors for the year ending December 31, 1995.
                           FOR     AGAINST     ABSTAIN
                   (Please date and sign on the reverse side)

3. IN THEIR DISCRETION, on such other matters as may properly come before the meeting, or, if any nominee listed in Proposal 1 above is unable to serve for any reason, to vote or refrain from voting for a substitute nominee or nominees.
    This proxy when properly executed, will be voted as directed. WHERE NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.
                                              Please sign your name(s) exactly
                                          as they appear hereon. If signer is a
                                          corporation, please sign the full
                                          corporate name by duly authorized
                                          officer. If an attorney, guardian,
                                          administrator, executor, or trustee,
                                          please give full title as such. If a
                                          partnership, sign in partnership name
                                          by authorized person.
                                          Date:                           , 1995

                                          PLEASE COMPLETE, DATE, SIGN AND RETURN
                                          THIS PROXY PROMPTLY IN THE
                                          ACCOMPANYING ENVELOPE.